Exhibit 21.1

Subsidiaries of Aetna Inc.

Listed below are subsidiaries of Aetna Inc. at December 31, 2012 with their jurisdictions of organization shown in parentheses. Subsidiaries excluded from the list below would not, in the aggregate, constitute a “significant subsidiary” of Aetna Inc., as that term is defined in Rule 1-02(w) of Regulation S-X.

•	Aetna Health Holdings, LLC (Delaware)

◦	Aetna Health of California Inc. (California)

◦	Aetna Health Inc. (Connecticut)

◦	Aetna Health Inc. (Florida)

◦	Aetna Health Inc. (Georgia)

◦	Aetna Health Inc. (Maine)

◦	Aetna Health Inc. (Michigan)

◦	Aetna Health Inc. (New Jersey)

◦	Aetna Health Inc. (New York)

▪	Aetna Better Health Inc. (New York)

◦	Aetna Health Inc. (Pennsylvania)

◦	Aetna Health Inc. (Texas)

◦	AET Health Care Plan, Inc. (Texas)

◦	Aetna Better Health Inc. (Georgia)

◦	Aetna Dental of California Inc. (California)

◦	Aetna Dental Inc. (New Jersey)

◦	Aetna Dental Inc. (Texas)

◦	Aetna Rx Home Delivery, LLC (Delaware)

◦	Aetna Health Management, LLC (Delaware)

◦	Aetna Ireland Inc. (Delaware)

◦	Chickering Claims Administrators, Inc. (Massachusetts)

◦	Aetna Specialty Pharmacy, LLC (Delaware)

◦	Cofinity, Inc. (Delaware)

◦	@Credentials Inc. (Delaware)

◦	Strategic Resource Company (South Carolina)

◦	Aetna Better Health Inc. (Pennsylvania)

◦	Aetna Better Health Inc. (Connecticut)

◦	Aetna Better Health Inc. (Illinois)

◦	Aetna Better Health, Inc. (Louisiana)

◦	Aetna Better Health Inc. (Florida)

◦	Aetna Better Health Inc. (Ohio)

◦	Aetna Student Health Agency Inc. (Massachusetts)

◦	Delaware Physicians Care, Incorporated (Delaware)

◦	Missouri Care, Incorporated (Missouri)

◦	Schaller Anderson Medical Administrators, Incorporated (Delaware)

◦	Schaller Anderson, LLC (Arizona)

◦	iTriage, LLC (Delaware)

◦	Prodigy Health Group, Inc. (Delaware)

▪	Niagara Re, Inc. (New York)

▪	Performax, Inc. (Delaware)

▪	Scrip World, LLC (Utah)

▪	Precision Benefit Services, Inc. (Delaware)

▪	American Health Holding, Inc. (Ohio)

▪	Meritain Health, Inc. (New York)

•	ADMINCO, Inc. (Arizona)

•	Administrative Enterprises, Inc. (Arizona)

•	U.S Healthcare Holdings, LLC (Ohio)

•	Prime Net, Inc. (Ohio)

•	Professional Risk Management, Inc. (Ohio)

•	Continental Life Insurance Company of Brentwood, Tennessee (Tennessee)

◦	American Continental Insurance Company (Tennessee)

•	Aetna Life lnsurance Company (Connecticut)

◦	AHP Holdings, Inc. (Connecticut)

•	Aetna Insurance Company of Connecticut (Connecticut)

•	AE Fourteen, Incorporated (Connecticut)

•	Aetna Life Assignment Company (Connecticut)

◦	Aetna ACO Holdings Inc. (Delaware)

▪	Innovation Health Holdings, LLC (Delaware)

▪	Innovation Health Insurance Company (Virginia)

▪	Innovation Health Plan, Inc. (Virginia)

◦	PE Holdings, LLC (Connecticut)

◦	Azalea Mall, LLC (Delaware)

◦	Canal Place, LLC (Delaware)

◦	Aetna Ventures, LLC (Delaware)

◦	Aetna Government Health Plans, LLC (Delaware)

◦	Broadspire National Services, Inc. (Florida)

◦	Aetna Multi-Strategy 1099 Fund (Delaware)

•	Aetna Financial Holdings, LLC (Delaware)

◦	Aetna Asset Advisors, LLC (Delaware)

◦	U.S. Healthcare Properties, Inc. (Pennsylvania)

◦	Aetna Capital Management, LLC (Delaware)

•	Aetna Partners Diversified Fund, LLC (Delaware)

•	Aetna Partners Diversified Fund (Cayman), Limited (Cayman)

◦	Aetna Workers' Comp Access, LLC (Delaware)

◦	Aetna Behavioral Health, LLC (Delaware)

◦	Managed Care Coordinators, Inc. (Delaware)

◦	Horizon Behavioral Services, LLC (Delaware)

•	Employee Assistance Services, LLC (Kentucky)

•	Health and Human Resource Center, Inc. (California)

•	Resources for Living, LLC (Texas)

•	The Vasquez Group, Inc. (Illinois)

•	Work and Family Benefits, Inc. (New Jersey)

◦	Aetna Card Solutions, LLC (Connecticut)

◦	PayFlex Holdings, Inc. (Delaware)

•	PayFlex Systems USA, Inc. (Nebraska)

•	Aetna Health and Life lnsurance Company (Connecticut)

•	Aetna Health lnsurance Company (Pennsylvania)

•	Aetna Health lnsurance Company of New York (New York)

•	Aetna Risk Indemnity Company Limited (Bermuda)

•	Aetna International Inc. (Connecticut)

◦	Aetna Life & Casualty (Bermuda) Ltd. (Bermuda)

◦	Aetna Health Services (UK) Limited (England & Wales)

◦	Aetna Global Benefits (Bermuda) Limited (Bermuda)

•	Goodhealth Worldwide (Global) Limited (Bermuda)

•	Aetna Global Benefits (Europe) Limited (England & Wales)

•	Aetna Global Benefits (Asia Pacific) Limited (Hong Kong)

•	Goodhealth Worldwide (Asia) Limited (Hong Kong)

•	Aetna Global Benefits Limited (DIFC, UAE)

•	Aetna Health Services (Middle East) FZ-LLC (DOZ-UAE)

◦	Aetna Insurance (Singapore) Pte. Ltd. (Singapore)

◦	Aetna Health Insurance Company of Europe Limited (Ireland)

◦	Aetna (Shanghai) Enterprise Services Co. Ltd. (China)

◦	Aetna (Beijing) Enterprise Management Services Co. (China)

◦	Aetna Global Benefits (Singapore) PTE. LTD. (Singapore)

◦	Indian Health Organisation Private Limited (India)

•	AUSHC Holdings, Inc. (Connecticut)

◦	PHPSNE Parent Corporation (Delaware)

•	Active Health Management, Inc. (Delaware)

◦	Health Data & Management Solutions, Inc. (Delaware)

◦	Aetna Integrated Informatics, Inc. (Pennsylvania)

•	Health Re, Inc. (Vermont)

•	ASI Wings, LLC (Delaware)

•	Luettgens Limited (Connecticut)

•	Jaguar Merger Subsidiary, Inc. (Delaware)

•	Medicity, Inc. (Delaware)

◦	Novo Innovations, LLC (Delaware)

◦	Allviant Corporation (Delaware)